Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Costo Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated January 29, 2015, with respect to the financial statements of  Costo Inc. in its registration statement Form S-1/A  relating to the registration of  8,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

June 16, 2015

5201 Eden Ave

Suite 300

Edina, MN  55436

630.277.2330